EXHIBIT 5



                                  May 18, 2000




The Board of Directors
S&K Famous Brands, Inc.
P.O. Box 31800
11100 West Broad Street
Richmond, Virginia 23294-1800

         RE:      Registration Statement on Form S-8

Dear Sirs:

         We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of S&K Famous Brands, Inc. (the "Company"), relating to (i) 475,000 shares of the Company's Common Stock, par value $.50 per share (the "Common Stock"), to be offered and sold pursuant to the Company's 2000 Stock Purchase Loan Plan; (ii) 300,000 shares of Common Stock to be offered and sold pursuant to the Company's 1999 Stock Incentive Plan; and (iii) 200,000 shares of Common Stock to be offered and sold pursuant to the Company's 1991 Stock Option Plan. (For purposes of this opinion, the three aforementioned plans are referred to as the "Plans" and the 975,000 shares of Common Stock being registered under those Plans are referred to as the "Shares.")

         We have examined copies, certified or otherwise identified to our satisfaction, of the Plans and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and have made such inquiries of officers and representatives of the Company as to factual matters as we have considered relevant and necessary as a basis for this opinion. Based on the foregoing and to the extent the Shares are to be issued by the Company pursuant to the Plan, we advise you that in our opinion all necessary corporate proceedings by the Company to authorize such issuance has been duly taken and that the Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are persons whose consent is to be filed with the Registration Statement under the provisions of the Securities Act.

                                Very truly yours,

                                /s/ McGuire, Woods, Battle & Boothe LLP